SCHEDULE 13G

CUSIP No. 74874Q100	Page 8 of 8

Exhibit 99.1

Pursuant to Rule 13d-1(k) (1) (iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth herein below.

DOUGLAS J. VALENTI

/s/ Douglas J. Valenti
Douglas J. Valenti

THE VALENTI LIVING TRUST

By:	/s/ Douglas J. Valenti, Co-Trustee
Douglas J. Valenti, Co-Trustee

TERRI VALENTI

/s/ Terri Valenti
Terri Valenti